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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 4, 2002


                            ENTERASYS NETWORKS, INC.
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               (Exact Name of Registrant as Specified in Charter)



           Delaware                     01-10228                04-2797263
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(State or Other Jurisdiction of       (Commission             (IRS Employer
        Incorporation)                File Number)         Identification No.)



                  500 Spaulding Turnpike, Portsmouth, NH 03801
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code (603) 332-9400


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

     Enterasys Networks, Inc. (the "Company") on April 4, 2002 announced the appointments of William K. O'Brien as interim Chief Executive Officer and Director, and Yuda Doron as President. Mr. O'Brien has assumed overall operating responsibilities and Mr. Doron is focusing primarily on sales execution, partner and customer relationships.

     The Company also announced that Enrique P. Fiallo resigned as Chairman, Chief Executive Officer, and President effective April 4, 2002. In addition, J.E. Riddle, Vice Chairman and Executive Vice President of Worldwide Marketing, and Jerry Shanahan, Chief Operating Officer have resigned their positions.

     On April 8, 2002, the Company provided information concerning its restructuring plan. The Company announced that its workforce will be reduced by 30% to approximately 1,700 employees. The Company also noted that the restructuring plan includes other cost savings programs, as well as lower capital expenditures and reductions in working capital. As of April 12, 2002, the reduction in force is substantially complete.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENTERASYS NETWORKS, INC.


Date:  April 15, 2002                  By:   /s/ Robert Gagalis
                                             -------------------------------
                                             Name:  Robert Gagalis
                                             Title: Chief Financial Officer